Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus, the underwriters named below, for whom Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. are acting as representatives, have agreed to purchase, and we have agreed to sell to them, the number of shares indicated below:

                                                                  Number of
Name                                                                Shares

Morgan Stanley & Co. Incorporated ...........................     31,305,440
Salomon Smith Barney Inc. ...................................     31,305,440
Bear, Stearns & Co. Inc. ....................................     15,652,000
Chase Securities Inc. .......................................     15,652,000
Credit Suisse First Boston Corporation ......................     15,652,000
Goldman, Sachs & Co. ........................................     15,652,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated ..........     15,652,000
Deutsche Bank Securities Inc. ...............................      3,913,000
Donaldson, Lufkin & Jenrette Securities Corporation .........      3,913,000
J.P. Morgan Securities Inc. .................................      3,913,000
UBS Warburg LLC .............................................      3,913,000
ABN AMRO Incorporated .......................................        790,460
Adams, Harkness & Hill, Inc. ................................        790,460
Robert W. Baird & Co. Incorporated ..........................        790,460
Banc of America Securities LLC ..............................        790,460
Blaylock & Partners L.P. ....................................        790,460
Burnham Securities Inc. .....................................        790,460
Dain Rauscher Incorporated ..................................        790,460
A.G. Edwards & Sons, Inc. ...................................        790,460
First Union Securities, Inc. .................................       790,460
Gabelli & Company, Inc. ......................................       790,460
Guzman & Company ..............................................      790,460
Janney Montgomery Scott LLC ...................................      790,460
Edward D. Jones & Co., L.P. ...................................      790,460
Legg Mason Wood Walker, Incorporated ..........................      790,460
Morgan Keegan & Company, Inc. .................................      790,460
PaineWebber Incorporated ......................................      790,460
The Robinson-Humphrey Company, LLC .............................     790,460
Muriel Siebert & Co., Inc. .....................................     790,460
TD Securities Inc. .............................................     790,460
Wasserstein Perella Securities, Inc. ...........................     790,460
Thomas Weisel Partners LLC .....................................     790,460
The Williams Capital Group, L.P. ...............................     790,460
Total ........................................................   173,913,000